UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TORTOISE NORTH AMERICAN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	20-2195432
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10801 Mastin Boulevard, Suite 222, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 Par Value	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-122022
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Common Stock, $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock — Common Shares” in the Registration Statement on Form N-2 (Registration Nos. 333-122022 and 811-21700) filed by the Registrant with the Securities and Exchange Commission, as amended, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2. Exhibits.
     Not Applicable

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer

Date: October 20, 2005